     RECEIVED                                                       FILED
DEC 9, 10 52 AM '87                                              DEC -8 1987
DEPARTMENT OF STATE                                           STATE OF COLORADO
 STATE OF COLORADO                                           DEPARTMENT OF STATE

                                                                    EXHIBIT 3.01


                           ARTICLES OF INCORPORATION
                                       OF
                            CODY CAPITAL CORPORATION

     The undersigned natural person, who is more than eighteen years of age, hereby establishes a corporation pursuant to the Statutes of Colorado and adopts the following Articles of Incorporation:

     FIRST: The name of the corporation is CODY CAPITAL CORPORATION.

     SECOND: The corporation shall have perpetual existence.

     THIRD: (a) Purposes. The nature, objects and purposes of the business to be transacted shall be as follows:

          (i) The seeking out and completion of a merger with or acquisition of other companies or businesses.

          (ii) To transact all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code, as amended.

     FOURTH: (a) The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock having a par value of $.001 per share.

     (b) Each shareholder of record shall have one vote for each share of stock standing in his or her name on the books of the corporation and entitled to vote, except in the election of directors, he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be permitted in the election of directors or otherwise.

     (c) At all meetings of shareholders, one-third of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

     (d) The shareholders, by vote or concurrence of a majority of the outstanding shares of the corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this Article, would require a two-thirds vote under the Colorado Corporation Code, as amended.

     (e) No shareholder of the corporation shall have any preemptive or other right to subscribe for any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock, or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.


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     (f)  The board of directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado and these Articles of Incorporation.

FIFTH: The number of directors of the corporation shall be fixed by the bylaws and shall not be less than three nor more than nine. Three directors shall constitute the initial board of directors. The names and addresses of the initial directors are as follows:

          Hans H. Richter
          5143 South Jamaica Way
          Aurora, Colorado 80111

          Christoph P. P. Muller
          c/o Red Lion Inn
          Boulder Canyon Highway 119
          Boulder, Colorado 80302

          R. Michael Jackson
          143 Union Boulevard, Suite 900
          Lakewood, Colorado 80228

     SIXTH: The address of the initial registered office of the corporation is 5143 South Jamaica Way, Aurora, Colorado 80111.

     The name of its initial registered agent at such address is Hans H.
Richter.

     The corporation may conduct part or all of its business in any other part of Colorado, of the United States or of the world. It may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

     SEVENTH: The following legend will be placed on each share certificate issued by the corporation, unless registered under applicable securities laws, to restrict the transferability of the corporation's shares:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred. pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933, or an opinion of counsel to the company that registration is not required under said Act."

     In addition, the board of directors is authorized to impose any restriction on the sale, pledge, transfer or other disposition of shares of the corporation by the shareholders which, in its sole discretion, is necessary or desirable for the corporation, including, but not limited to, those restrictions necessary to enable the corporation to comply with state and federal securities laws.

     EIGHTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     (a) Contracts with directors, etc. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose if: (i) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (iii) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract transaction.

     (b) Indemnification of directors, etc. The corporation shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the corporation. The corporation shall further have the authority to the full extent permitted by law to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

     (c) Negation of equitable interests in shares or rights. The corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in such shares, or rights deriving from such shares, on the part of any other person, including but without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the interest.


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of such purchaser, assignee, transferee or other person. The purchaser, assignee or transferee of any of the shares of the corporation shall not be entitled; to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other property or rights deriving from such shares against the corporation, until such purchaser, assignee or transferee has become the registered holder of such shares. Notwithstanding the foregoing, the directors may recognize as record owners shareholders who have been certified as such pursuant to the procedures required by the Colorado Corporation Code, the corporation's bylaws, and the board of directors.

     NINTH: The name and address of the incorporator is:

            R. Michael Jackson
            143 Union Boulevard, Suite 900
            Lakewood, Colorado 80228

     DATED the 8 day of December, 1987.



                                        /s/ R. MICHAEL JACKSON
                                        ---------------------------------
                                        Incorporator


                                  VERIFICATION


STATE OF COLORADO        )
                         )  ss.
COUNTY OF JEFFERSON      )

     I, Sheryl Thomson, a notary public, hereby certify that on the 8th day of December, 1987, personally appeared before me R. Michael Jackson, who being by me R. Michael Jackson, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

My commission expires: 10-25-88


                                        Sheryl Thompson
                                        ---------------------------------
                                        Notary Public



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   Change of Name                                            FILED
      RECEIVED                                            APR 11 1989
1989 APR 11 AM 11:21                                   STATE OF COLORADO
 SECRETARY OF STATE                                   DEPARTMENT OF STATE
  STATE OF COLORADO

                             ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                            Cody Capital Corporation
                             A Colorado Corporation

     Pursuant to the provisions of the Colorado Corporations Act, the Corporation adopted an amendment to the Articles of Incorporation filed with the Secretary of State of Colorado.

     1) The name of the Corporation is Cody Capital Corporation.

     2) The following amendments were adopted by the shareholders of the Corporation on March 15, 1989, in the manner prescribed by the Colorado Corporations Act:

     The shareholders authorized to change the name of the Company from "Cody Capital Corporation" to "TELCO COMMUNICATIONS, INC."

     3) The number of voting shares outstanding was 2,061,000 and 1,457,000 outstanding shares were represented at the meeting.

     4) All 1,457,000 outstanding shares of the Corporation represented at the meeting voted for the amendment, none voted against.


                              CODE CAPITAL CORPORATION


                              By:
                                 ---------------------------
                                 President



                                 ---------------------------
                                 Secretary

CHANGE OF NAME                                                  FILER COPY

                          MAIL TO: SECRETARY OF STATE  For office use only   002
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                            FAX (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00                                           SECRETARY OF STATE
MUST SUBMIT TWO COPIES
                                                       -------------------------
                             ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED               TO THE
SELF-ADDRESSED ENVELOPE    ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Telco Communications, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on January 15, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

          No shares have been issued or Directors Elected - Action by Incorporators
-----

          No shares have been issued but Directors Elected - Action by
          Directors
-----

          Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.
-----

          Such amendment was adopted by a vote of the shareholders. The number
  X       of shares voted for the amendment was sufficient for approval.
-----

THIRD: If changing corporate name, the new name of the corporation is INNOVEST CAPITAL SOURCES CORPORATION.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date: __________________________________________
          (Not to exceed ninety (90) days from the date of filing)


                                        ----------------------------------------

                                        Signature /s/
                                                  ------------------------------
                                          Title   President
                                                  ------------------------------

                                                                    Revised 7/95

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                      INNOVEST CAPITAL SOURCES CORPORATION



     Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     First:    the name of the Corporation is Innovest Capital Sources
               Corporation

     Second: The following amendment to the Articles of Incorporation was adopted on July 11, 1995 as prescribed by the Colorado Corporation Code, in the following manner:

[X] Such Amendment was adopted by vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     The Common Stock of the Corporation shall have a par value of No Par.

     Third: In all other respects, the Articles as originally filed remain in full force and effect as stated.

     We, the undersigned, being the President and Secretary of this Corporation do make and file these Articles of Amendment, for the purpose of Amending the Articles of Incorporation as originally filed pursuant to the Colorado Corporation Code, and accordingly have set our hand hereunto this day in certification thereof: August 31, 1997.



/s/ MILLER L. MAYS                        /s/ KARL E. RODRIGUEZ
------------------------                  -----------------------------
Miller L. Mays, III                       Karl E. Rodriguez
President, Director                       Secretary/Treasurer, Director

                                                                FILER COPY

                          MAIL TO: SECRETARY OF STATE  For office use only   002
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242
MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES                                 19981203188    M
                                                       -------------------------
                                                       $    40.00
                                                       SECRETARY OF STATE
                                                       11-16-1998  11:41:35

                             ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED               TO THE
SELF-ADDRESSED ENVELOPE    ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Innovest Capital Sources

SECOND: The following amendment to the Articles of Incorporation was adopted on October 15, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

          No shares have been issued or Directors Elected - Action by Incorporators
-----

          No shares have been issued but Directors Elected - Action by
          Directors
-----

          Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.
-----

          Such amendment was adopted by a vote of the shareholders. The number
  X       of shares voted for the amendment was sufficient for approval.
-----

THIRD: If changing corporate name, the new name of the corporation is SmartSources.com, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date: __________________________________________
          (Not to exceed ninety (90) days from the date of filing)


                                        ----------------------------------------

                                        Signature /s/ KARL E. RODRIGUEZ
                                                  ------------------------------
                                          Title   Karl E. Rodriquez, Secretary
                                                  ------------------------------

(COL. - 1901 - 11/9/85)                                             Revised 7/95